UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2017

Aly Energy Services, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	033-92894	75-2440201
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 920

Houston, Texas 77056

(Address of principal executive offices)

Registrant’s telephone number, including area code: 713-333-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On April 4, 2017, we adopted a 2017 Stock Option Plan (the “Stock Option Plan”) and reserved an aggregate of 16,861,908 shares of common stock (20% of our outstanding shares on a fully diluted basis) for the issuance of shares pursuant to options to be granted under the Stock Option Plan. We also terminated our prior 2012 equity compensation plan.

On May 30, 2017, we granted stock options under the Stock Option Plan to Micki Hidayatallah (our Chairman), Shauvik Kundagrami (our CEO), Greg Price (our President and COO) and Alya Hidayatallah (our CFO) to purchase 5,058,572 shares, 5,058,572 shares, 3,372,382 shares and 3,372,382 shares, respectively, at an exercise price of $.10 per share. The options are fully vested and expire 10 years from the date of grant.

On May 30, 2017, we executed employment agreements with each of Shauvik Kundagrami, Greg Price and Alya Hidayatallah. The employment agreements provide for the following:

•	Annual base salaries of $300,000 to Shauvik Kundagrami and $200,000 to each of Greg Price and Alya Hidayatallah

•	Target EBITDA to be set annually by the board

•	If company achieves EBITDA target (after giving effect to deductions for executive bonuses), bonus will equal 100% of base salary

•	If company does not achieve such target but achieves EBITDA target prior to giving effect to deductions for execution bonuses, a lesser bonus will be determined at discretion of the board

•	Severance (salary continuation for 12 months) to be paid for termination without cause or termination by executive for good reason (which includes a change of control). Terminated executive will receive 50% of bonus (when and if otherwise earned by management) if terminated in first six months of year and 100% of bonus if terminated in second six months of year.

•	Stock option plan grants as described above.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Effective May 30, 2017, our majority stockholder Pelican Permian, LLC executed a written consent in lieu of a special meeting of stockholders ratifying the adoption of the Stock Option Plan.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aly Energy Services, Inc.

Dated: May 31, 2017	By:	/s/ Alya Hidayatallah
	Name:	Alya Hidayatallah
	Title:	Chief Financial Officer

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